Morgan Grenfell Investment Trust Microcap Fund
Procedures Pursuant to Rule 10f-3
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                    SECURITIES PURCHASED          COMPARABLE SECURITY #1         COMPARABLE SECURITY #2
(1) Names of
     Underwriters   BT Alex. Brown, Prudential,   Credit Suisse First Boston,    Morgan Stanley Dean Witter,
                    Thomas Weisel, Friedman       Dain Rauscher Wessels,         Hambrecht & Quist,
                    Billings Ramsey, BancBoston   Nationsbanc Montgomery         Dain Rauscher Wessels,
                    Robertson Stephens, CIBC,     Hambrecht & Quist,             BancBoston Robertson
                    Deutsche Bank Secs,           Invemed Associates, Needham    Stephens, BT Alex.Brown,
                    Donaldson Lufkin & Jenrette,  & Co., Charles Schwab,         Edward D. Jones, Kaufman
                    Hambrecht & Quist, Lehman     Tucker Anthony, C.E.           Bros., Nationsbanc Montgomery,
                    Brothers, Nationsbanc         Unterberg,Wedbush Morgan       Raymond James, Robinson-
                    Montgomery, Salomon Smith     Securities                     Humphrey, Soundview,
                    Barney, Adams Harkness,                                      C.E. Unterberg, Warburg
                    FAC/Equities, First Union                                    Dillon Read
                    Capital Markets, Gerard
                    Klauer Mattison, Hoak
                    Breedlove, Legg Mason
                    Wood Walker, Edgar Norris,
                    Robinson Humphrey, Soundview

(2) Names of Issuer Proxicom, Inc.                Allaire Corporation            Vignette Corporation

(3) Title of
    Security        Proxicom, Inc.                Common Stock                   Allaire Corporation
                    Common Stock                  Vignette Corporation           Common Stock

(4) Date of First
     Offering       April 19, 1999                January 22, 1999               December 3, 1998

(5) Amount of Total
     Offering       4,500,000 shares              2,500,000 shares               4,000,000 shares

(6) Total Value of
     Offering       $58,500,000                   $46,500,000                    $76,000,000

(7) Unit Price      $13.00                        $20.00                         $19.00

(8) Underwriting
     Discount       $0.91 (7%)                    $1.40 (7%)                     $1.33 (7%)

(9) Dollar Amount
     Purchased      $9,100                        NA                             NA

(10) Number of
     Shares
     Purchased      700                           NA                             NA

(11) Years of
     Continuous
     Operation      The company has been in       NA                             NA
                    continuous operation for at
                    least three years

(12) % of Offering
     Purchased
     by Fund        0.0155                        NA                             NA

(13) % of Offering
     Purchased by
     Associated
     Investment
     Companies      NA                            NA                             NA

(14) % of Offering
     Purchased by
     Fund and
     Associated
     Funds (Limited
     to 25% of the
     Offering)      0.0155                        NA                             NA

(15) Name(s) of
     Underwriter(s)
     or Dealer(s)
     from whom
     Purchased      BT Alex. Brown, Prudential    NA                             NA
                    Securities, Thomas Weisel
                    Partners, Friedman
                    Billings Ramsey
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